UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VICTORY CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	32-0402956
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4900 Tiedman Road 4th Floor Brooklyn, OH	44144
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-222509

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.              Description of Registrant’s Securities to be Registered.

A description of the Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), of Victory Capital Holdings, Inc. (the “Registrant”) to be registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1, File No. 333-222509 (as subsequently amended, the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 11, 2018, and is incorporated by reference herein.  Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.  The Class A Common Stock is expected to be listed on The NASDAQ Stock Market LLC.

Item 2.                Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VICTORY CAPITAL HOLDINGS, INC.

Date: February 6, 2018	By:	/s/ David C. Brown
	Name:	David C. Brown
	Title:	Chief Executive Officer

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